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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                         Date of Report:  June 29, 1998



                               KAYDON CORPORATION
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      DELAWARE                       0-12640                  13-3186040
--------------------          ---------------------      -------------------
  (State or other                (Commission File         (I.R.S. Employer
  jurisdiction of                     Number)            Identification No.)
  incorporation)


           Arbor Shoreline Office Park
         19345 U.S. 19 North - Suite 500
               Clearwater, FL                                33764
--------------------------------------------           -----------------
   (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:  (727) 531-1101
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Item 5.  Other Events.

On June 24, 1998, the Registrant issued the following press release:


                            KAYDON PRESIDENT RESIGNS

Clearwater, FL; June 24, 1998

     The Board of Directors of Kaydon Corporation announced today that it has accepted the resignation of Stephen K. Clough as President, Chief Executive Officer, Chief Financial Officer and Director. The Board and Mr. Clough disagreed on general management philosophy and the long-term strategic direction of the Company.

     Kaydon's former Chief Executive Officer and current Chairman, Lawrence J. Cawley was elected Chief Executive Officer, President and Chief Financial Officer by the Board, to be effective immediately, while the Board commences a search for a new C.E.O.

     Kaydon continues to anticipate excellent second quarter results in line with expectations and assuming that the economy continues its balance and general direction, a record 1998. Based upon the Company's proprietary product and market positions, strong financial position, and its proven growth strategies, Kaydon remains highly optimistic about its future growth prospects. Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the company cautions investors that any forward-looking statements or projections made by the company, including those made in this document, are subject to risks and uncertainties that may cause actual results to differ materially from those projected.

     Kaydon Corporation is a leading designer and manufacturer of custom-engineered products, supplying a broad and diverse group of industrial, aerospace and aftermarket customers. Kaydon is headquartered in Clearwater, Florida and operates facilities located in Georgia, Iowa, Kansas, Maryland, Michigan, Minnesota, Missouri, North Carolina, South Carolina, Tennessee, Virginia, England, Germany and Mexico.

     Kaydon stock is traded on the New York Stock Exchange under the symbol KDN.



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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        KAYDON CORPORATION



Dated:  June 29, 1998                   By:  /s/ John F. Brocci
                                            -----------------------------
                                            John F. Brocci
                                            Vice President, Administration
                                            Corporate Secretary